UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 15, 2009

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.
Item 3.02.           Unregistered Sales of Equity Securities.

On September 15, 2009, China Wind Systems, Inc., a Delaware corporation (the “Company”), sold 1,100,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “series A preferred stock”) to Barron Partners LP for $1,100,000.

In connection with the stock sale, Barron entered into a voting agreement with Jianhua Wu, the Company’s chief executive officer, pursuant to which Mr. Wu has the right to vote the series A preferred stock and the underlying common stock as to all matters for which stockholder approval is obtained as long as Barron or its affiliates own the stock.  Upon the sale of the series A preferred stock or the underlying common stock to a person other than an affiliate of Barron, the voting agreement terminates as to the transferred shares and Mr. Wu has no voting rights with respect to the transferred shares.

The series A preferred stock is the same series of preferred stock that was issued in the Company’s November 2007 private placement.  Each share of series A preferred stock is convertible into one share of common stock, subject to adjustment.  The certificate of designation for the series A preferred stock provides that no holder can convert the series A preferred stock to the extent that such conversion would result in the holder and its affiliates beneficially owning in excess of 4.9% of the number of shares of the Company’s common stock then outstanding.  Such 4.9% limitation may not be waived or amended.  As of the date of this current report, Barron owns more than 5% of the Company’s outstanding common stock.

The issuance of the series A preferred stock was exempt from registration under Section 4(2) of the Securities Act. Barron is an “accredited investor,” as defined in Rule 501 of Securities and Exchange Commission under the Securities Act, and acquired the Company’s common stock for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, with the understanding that the Preferred Stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

99.1	Securities Purchase Agreement, dated September 15, 2009, by and between China Wind Systems, Inc. and Barron Partners LP.
99.2	Voting Agreement, dated September 15, 2009, by and between Jianhua Wu and Barron Partners LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2009		China Wind Systems, Inc.

	By:	/s/ Leo Wang
Leo Wang
Chief Financial Officer

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